As filed with the Securities and Exchange Commission on September 14, 2004

Registration No. 333-21007

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

POLARIS INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation or organization)	41-1790959 (I.R.S. Employer Identification Number)

2100 Highway 55
Medina, Minnesota 55340
(Address, including zip code, of registrant’s principal executive offices)

POLARIS INDUSTRIES INC.
EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)

Michael W. Malone, Vice President-Finance,
Chief Financial Officer, and Secretary
Polaris Industries Inc.
2100 Highway 55
Medina, Minnesota 55340
(763) 542-0500
(Name, address, including zip code and telephone number, including area code, of agent for service)

Copy to:
James C. Melville
Kaplan, Strangis and Kaplan, P.A.
5500 Wells Fargo Center, 90 South Seventh Street
Minneapolis, Minnesota 55402
(612) 375-1138

Item 8. Exhibits
SIGNATURES
INDEX TO EXHIBITS
Amended & Restated Employee Stock Purchase Plan
Power of Attorney

EXPLANATORY NOTE

     This Post-Effective Amendment No. 1 is being filed by the registrant solely for the purpose of filing the Polaris Industries Inc. Employee Stock Purchase Plan, as amended and restated effective January 1, 1999 and as reformed on February 16, 2004 to correct certain scrivener’s errors in the plan text as originally filed with the Commission (as amended, restated and reformed, the “Plan”). 750,000 shares of the registrant’s Common Stock were initially reserved for issuance under the Plan. As the result of the issuance of shares under the Plan since its adoption and the filing of the original Registration Statement on Form S-8 (Registration No. 333-21007) and after giving effect to a 100% share dividend declared on March 1, 2004, there are 1,114,161 shares of the registrant’s Common Stock reserved for issuance under the Plan as of August 20, 2004.

Item 8. Exhibits.

     The following is a complete list of the exhibits filed or incorporated by reference as part of this Post-Effective Amendment No. 1:

Exhibit No.	Description
4.1	Polaris Industries Inc. Amended and Restated Employee Stock Purchase Plan.

24	Power of Attorney

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Medina, State of Minnesota, on September 14, 2004.

POLARIS INDUSTRIES INC.
By:	/s/ Michael W. Malone
Michael W. Malone
Vice President-Finance, Chief Financial Officer, Treasurer and Secretary

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

*	Chairman of the Board and Director	September 14, 2004
Gregory R. Palen

/s/ Thomas C. Tiller	President, Chief Executive Officer and Director (Principal Executive Officer)	September 14, 2004
Thomas C. Tiller

/s/ Michael W. Malone	Vice President - Finance,	September 14, 2004
Michael W. Malone	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)

*	Director	September 14, 2004
Andris A. Baltins

Signature	Title	Date
*	Director	September 14, 2004
Annette K. Clayton

*	Director	September 14, 2004
William E. Fruhan, Jr.

*	Director	September 14, 2004
John R. Menard, Jr.

*	Director	September 14, 2004
R. M. Schreck

*	Director	September 14, 2004
Richard A. Zona

*By:	/s/ Michael W. Malone	September 14, 2004
Michael W. Malone,
Attorney-in-Fact

Michael W. Malone, pursuant to a Power of Attorney executed by each of the directors listed above whose named is marked by an “*” and filed as an exhibit hereto, by signing his name hereto does hereby sign and execute this Registration Statement of Polaris Industries Inc., or any amendment thereto, on behalf of each of the directors named above.

INDEX TO EXHIBITS

Exhibit No.	Description	Method of Filing
4.1	Polaris Industries Inc. Amended and Restated Employee Stock Purchase Plan	Filed herewith electronically

24	Power of Attorney	Filed herewith electronically